UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2011

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Gulfport Energy Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders at the Company’s corporate headquarters in Oklahoma City, Oklahoma. The following matters set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2011 and distributed to the Company’s stockholders on May 16, 2011 were voted on at the 2011 Annual Meeting and the results of such voting are indicated below.

Proposal 1

Mike Liddell, Donald L. Dillingham, David L. Houston, James D. Palm and Scott E. Streller were elected to continue to serve as the Company’s directors until the 2012 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Withheld	Non Votes

Mike Liddell	35,345,674	3,840,014	5,389,720

Donald L. Dillingham	38,455,418	730,270	5,389,720

David L. Houston	38,109,581	1,076,107	5,389,720

James D. Palm	37,844,455	1,341,233	5,389,720

Scott E. Streller	36,513,230	2,672,458	5,389,720

Proposal 2

The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non Votes

39,036,000	111,487	38,201	5,389,720

Proposal 3

The Company’s stockholders voted, on an advisory basis, in favor of holding a future advisory stockholder vote to approve the Company’s executive compensation on an annual basis. The results of the vote on Proposal 3 were as follows:

1 Year	2 Years	3 Years	Abstain	Non Votes

25,950,675	248,443	12,964,613	21,957	5,389,720

Proposal 4

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 was ratified. The results of the vote on Proposal 4 were as follows:

For	Against	Abstain

44,389,709	135,766	49,933

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 21, 2011	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer